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                                                                  EXHIBIT (i)(2)

[GOODWIN PROCTER LOGO]
                               Goodwin Procter LLP            T: 617.570.1000
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June 1, 2005



Calamos Investment Trust
1111 East Warrenville Road
Naperville, Illinois 60563-1493

Ladies and Gentlemen:

We hereby consent to the reference in Post-Effective Amendment No. 39 to Securities Act Registration No. 33-19228 and Amendment No. 42 to Investment Company Act Registration No. 811-5443 (together, the "Amendment") to the Registration Statement on Form N-1A (the "Registration Statement") of Calamos Investment Trust, a Massachusetts business trust (the "Registrant"), to our opinions dated November 25, 2003 and December 29, 2004 with respect to the legality of the shares of the Registrant representing interests in each of the Trust's series designated Calamos Convertible Fund, Calamos Global Growth and Income Fund, Calamos Growth and Income Fund, Calamos Growth Fund, Calamos Market Neutral Fund, Calamos High Yield Fund, Calamos Blue Chip Fund, Calamos Value Fund and Calamos International Growth Fund that are the subject of the Registration Statement, which opinions were originally filed as Exhibit (i)(2) to Post-Effective Amendment No. 32 and Exhibit (i)(2) to Post-Effective Amendment No. 36, respectively, to such Registration Statement.

We also hereby consent to the filing of this consent as an exhibit to the Amendment.

This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP